UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2024

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81-2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC
Redeemable warrants, each 11.494 warrants exercisable for one share of common stock at an exercise price of $132.18 per share	CSSEL	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class Z Warrants to purchase Class A Common Stock	CSSEZ	OTC Markets

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2024, Chicken Soup for the Soul Entertainment, Inc. (the “Company”) entered into an agreement that allows it to raise $175 million of additional working capital prior to June 6, 2024 from two financing parties and to make a $75 million loan prepayment under our HPS credit facility.

Redbox Automated Retail, LLC (“Redbox Borrower”, and together with the Company, the “Borrowers”), the other guarantors listed on the signature pages thereto (the “Guarantors”, and together with the Borrowers, the “Loan Parties”) entered into an Agreement (the “Agreement”) with the Lenders to the Credit Agreement (as defined below) listed on the signature pages thereto and HPS Investment Partners, LLC, in its capacity as administrative agent and collateral agent (in such capacities, the “Agent”) under the amended and restated credit agreement, dated as of August 11, 2022, among the Borrowers, the Lenders and the Agent, as amended, restated, supplemented or otherwise modified by that certain first amendment, dated as of April 29, 2024 (the “Amendment”, and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to the terms of the Agreement, the Company intends to consummate certain strategic transactions for which it has signed term sheets that have been reviewed with the Lenders, including the sublicensing of material video content assets and one or more sales leaseback transactions with targeted aggregate gross proceeds of at least $175 million. If the Company is able to successfully consummate these transactions in their entirety, it is obligated to utilize $75 million of the net proceeds thereof prior to June 6, 2024 to pay down amounts owed under the Credit Agreement (the “Initial Paydown”). Until at least June 6, 2024 (the period beginning on April 29, 2024 and ending on such date, as it may be extended, the “Initial Period”) the Agent will forbear from acting on any events of default existing as of the commencement of the Initial Period as well as certain prescribed defaults that may arise during the Initial Period (as same may be extended as described below).

If the Company timely makes the Initial Paydown, and complies with the Agreement and the Credit Agreement, the Initial Period will be extended until September 30, 2024 (the “Extended Period”). During the Extended Period, the Company intends to engage in additional strategic transactions. If, during the Extended Period, the Company makes an additional paydown of the principal amount under the Credit Agreement in an amount pre-agreed with the Agent, the remainder of the principal and interest under the Credit Agreement, constituting a material reduction of the principal and interest outstanding, will be fully terminated and all claims by the Agent against the Company waived and released. In connection with the Agreement, the Company has released the Agent and the Lenders from all claims it may have had against the them under the Credit Agreement, subject to certain limited exceptions described in the Agreement.

Additionally, the Company has agreed to implement certain amendments to its organizational documents. Under these amendments, so long as the Credit Agreement remains in effect, the Company’s board of directors shall include two (2) additional directors who are not employees or equity holders of the Company, or any affiliates or family members thereof (the “Additional Independent Directors”), that are nominated by the board of directors of the Company and approved by Lenders having loans outstanding under the Credit Agreement that represent more than 50% of the all loans outstanding thereunder at such time. In connection with these provisions, the Company’s board has voted to increase the size of the board from 9 to 11 members and appointed the two Additional Independent Directors, effective as of May 3, 2024. See Item 5.02 of this Current Report on Form 8-K, below. The Company also is amending its certificate of incorporation and bylaws (as well as the organizational documents of its subsidiaries) to embody the foregoing requirements, as well as certain other governance provisions that are not expected to impact the control structure or operations of the Company in any way during the Initial Period or the Extended Period. The Company has also identified a Chief Restructuring Officer, who shall have no duties or role in connection with the Company for so long as the Initial Period and the Extended Period continue. Such Chief Restructuring Officer will not assume a role with the Company if the Company satisfies the obligations under the Credit Agreement.

The holder of the majority of the outstanding voting power of the Company’s Class A common stock and Class B common stock, voting as a single class, and the holder of the majority of the outstanding voting power of the Company’s Class B common stock, voting as a separate class, has approved these amendments by written consent. The Company will file and mail an Information Statement on Schedule 14C to its stockholders and the amendment to the Certificate of Incorporation of the Company will be effected in accordance with the requirements of Regulation 14c-2 under the Securities Exchange Act of 1934, as amended. The amendments to the Company’s bylaws became effective on April 29, 2024. The Company also agreed to certain reporting modifications that will remain in effect until the Credit Agreement is terminated.

There can be no assurance that the Company will be successful in consummating the currently proposed and any future transactions, will be able to satisfy the Initial Paydown, or, if such obligation is satisfied, thereafter deliver to the Agent the additional pre-agreed value. If the Company is not successful in achieving all of the foregoing objectives, the Agent will have all rights and remedies prescribed by the Credit Agreement. The Company could be forced to seek protections under U.S. bankruptcy law.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 10-K. A copy of the Credit Agreement as amended by the Amendment is filed as Exhibit 10.2 to this Current Report on Form 8-K. A copy of the Amendment is filed as Exhibit 10.3 to this Current Report on Form 8-K. A copy of an amendment to the Company’s certificate of incorporation that is to be filed with the State of Delaware on about the 20th day after the date that a definitive information statement on Schedule 14C is mailed to the stockholders of the Company is filed as Exhibit 3.1 to this Current Report on Form 8-K. A copy of the First Amendment to the Company’s By-laws is filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the required amendments to the Company’s charter documents as described above and the related requirement to appoint two Independent Directors, the board of directors of the Company has consented and voted to increase the size of the board from nine members to eleven members and appointed each of John T. Young, Jr., and Robert H. Warshauer to the Company’s board of directors, effective as of May 3, 2024. Mr. Young has deep experience in restructuring advisory matters, including serving as a chief restructuring officer of, or restructuring advisor to, numerous gas, oil and utility companies. Mr. Warshauer is an experienced executive with decades of experience providing operational, financial and investment banking expertise to public and private companies.

Item 7.01	Regulation FD Disclosure.

The information contained in Exhibits 3.1, 3.2, 10.1, 10.2 and 10.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended or the Securities Act of 1933, as amended whether made before or after the date hereof and irrespective of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
3.1	Form of Amendment to the Certificate of Incorporation of Chicken Soup for the Soul Entertainment, Inc. (effectiveness pending)

3.2	First Amendment to the Bylaws of Chicken Soup for the Soul Entertainment, Inc. (Effective April 29, 2024)

10.1	Forbearance Agreement (April 29, 2024)

10.2	Credit Agreement as amended by the Amendment (April 29, 2024)

10.3	First Amendment to Credit Agreement (April 29, 2024) (inclusive of Exhibit M to Credit Agreement)

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2024	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
William J. Rouhana, Jr.
Chairman and Chief Executive Officer